As filed with the Securities and Exchange Commission on June 5, 1996
                                             Registration No. 333-
                                                                   ------------
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                             ----------------------

                            ADVANCED FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                                                        84-1069415
- --------                                                        -----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

5425 Martindale, Shawnee, Kansas                                    66218
- --------------------------------                                    -----
(Address of Principal Executive Offices)                         (Zip Code)


            Advanced Financial, Inc. 1992 Incentive Stock Option Plan
            ---------------------------------------------------------
                            (Full title of the plan)

                          Norman L. Peterson, President
                            Advanced Financial, Inc.
                                 5425 Martindale
                                Shawnee, KS 66218
                     --------------------------------------
                     (Name and address of agent for service)

                                 (913) 441-2466
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Allen G. Reeves, Esq.
                              Allen G. Reeves, P.C.
                             900 Equitable Building
                                 730 17th Street
                                Denver, CO 80202
                                 (303) 534-6278



                                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
Title of each                                     Proposed            Proposed
class of                                          maximum              maximum
securities                                        offering            aggregate          Amount of
to be                     Amount to be            price per           offering         registration
registered                registered               share                price               fee
- -----------------------------------------------------------------------------------------------------

Common Stock              500,000(1)               $1.50              $750,000            $258.63(2)
($.001 par
value)
=====================================================================================================

(1)  The  registration  statement  also includes an  indeterminable  number of additional  shares of
     Common  Stock  that may become  subject to the Plan  pursuant  to the  antidilution  provisions thereof.

(2)  Estimated  solely for the purpose of  calculating  the  registration  fee pursuant to Rule 457, based upon the average of the high and low prices for the Common  Stock on the  American  Stock
     Exchange composite tape on May 22, 1996.

                                     PART I
                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


Item 1.  Plan Information.
         -----------------

     Documents containing information related to the Registrant's 1992 Incentive Stock Option Plan which are not filed as a part of this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.
         ------------------------------------------------------------

     As required by this Item, the Registrant shall provide to the participants a written statement, advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of
Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or departments and telephone number to which the request is to be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

     The following documents, which are on file with the Securities and Exchange Commission, are incorporated by reference in the registration statement:

         (1) Registrant's annual report on Form 10-KSB for the fiscal year ended March 31, 1995; and all amendments thereto;

         (2) Registrant's quarterly reports on Form 10-QSB for the quarters ended September 30, 1995 and December 31, 1995;

         (3)      Registrant's definitive proxy statement filed pursuant to
                  Section 14 of the Exchange Act for its most recent annual meeting of its stockholders;

         (4)      Registrant's Current Report on form 8-K dated September
                  27, 1995;

         (5)      Registrant's Current Report on Form 8-K dated November
                  13, 1995;

         (6) The description of the Registrant's Common Stock which is contained in the registration statement on Form 8-A filed on March 22, 1993, including any amendment or report filed for the purpose of updating such description; and

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------

     No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under
Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

     None.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

     A. The Delaware General Corporation Law, under which the Registrant is incorporated, gives a corporation the power to indemnify any of its directors, officers, employees, or agents who are sued by reason of their service in such capacity to the corporation provided that the director, officer, employee, or agent acted in good faith and in a manner he believed to be in or not opposed to the best interest of the corporation. With respect to any criminal action, he must have had no reasonable cause to believe his conduct was unlawful.

     B. The Company's Certificate of Incorporation provides for indemnification of officers and directors as follows:

        Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         ---------

         5.1    Opinion of Allen G. Reeves, P.C.
         10.1   1992 Incentive Stock Option Plan
         24.1   Consent of Allen G. Reeves, P.C.
         24.2   Consent of KPMG Peat Marwick LLP

Item 9.  Undertakings.
         -------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)    To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling person of the Registrant pursuant to the foregoing provisions (see Item 15 above), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shawnee, State of Kansas, on March 21, 1996.


                                        ADVANCED FINANCIAL, INC.


                                        By: /s/ Norman L. Peterson
                                           ------------------------
                                           Norman L. Peterson, President


                                   SIGNATURES



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                            Title                           Date
- ----------                            -----                           ----


/s/ Norman L. Peterson            President,
- ----------------------            Director, principal
Norman L. Peterson                executive officer,              March 21, 1996


/s/ William B. Morris             Director, Treasurer,
- ----------------------            Secretary                       March 21, 1996
William B. Morris


/s/ Mark J. Peterson              Director                        March 21, 1996
- ----------------------
Mark J. Peterson



/s/ Steven J. Peterson            Director                        March 21, 1996
- ----------------------
Steven J. Peterson

Signatures                            Title                           Date
- ----------                            -----                           ----

- ---------------------             Director                         March  , 1996
James L. Mullin, II



/s/ Patrick E. Elgert             Director                        March 21, 1996
- ----------------------
Patrick E. Elgert



/s/ Deborah Towery                Principal Financial
- ----------------------            Officer, Principal
Deborah Towery                    Accounting Officer              March 21, 1996


/s/ Thomas S. Lilley              Director                        March 21, 1996
- ----------------------
Thomas S. Lilley



/s/ W. Ray Bell                   Director                        March 21, 1996
- ----------------------
W. Ray Bell



/s/ Thomas G. Schlich             Director                        March 21, 1996
- ---------------------
Thomas G. Schliech